Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: MKR Investor Relations Inc. Todd Kehrli Analyst/Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Completes Acquisition of Microlab,

Expanding Product Offering and Market Opportunity

SAN DIEGO, CA, March 2, 2022 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced the completion of its previously announced acquisition of Microlab/FXR LLC (Microlab), the radio frequency components business of Wireless Telecom Group, Inc. (NYSE American: WTT).

Robert Dawson, President and CEO of RF Industries, commented, “We are excited about the significant opportunity this acquisition creates to innovate and drive a more powerful product roadmap for our combined company and welcome Microlab’s talented employees and customers to RF Industries. Microlab brings us access to a new set of high-performance, network operator approved products that we can sell to our growing customer base and through our extensive distribution channel. In addition, Microlab has great customer relationships with both our existing distributor and key carrier ecosystem customers, which gives us more control of the bill of materials in key wireless applications.

“Microlab’s products are considered the gold standard in RF and Microwave distribution systems, and with our focus on the significant growth opportunities we expect to see in the small cell and DAS markets, we believe their complementary products in these markets will provide additional scale and opportunity for overall margin improvement and further revenue growth."

Mark Holdsworth, Chairman of the Board of RF Industries, commented, “The acquisition of Microlab is another big step in the transformation of RF Industries as we continue executing on our strategic plan to grow both organically and through targeted acquisitions. This is the largest acquisition in RF Industries’ history and we believe that the accretive nature of this acquisition shows our continued focus on providing shareholder value through the diligent use of capital. We look forward to completing the integration of Microlab as we continue to pursue a robust pipeline of future strategic opportunities.”

Microlab designs and manufactures high-performance RF and Microwave products enabling signal distribution and deployment of in-building DAS (distributed antenna systems), wireless base stations and small cell networks, and generated unaudited revenue of approximately $16 million and adjusted EBITDA of approximately $3.7 million for the twelve-month period ended September 30, 2021. RF Industries expects the acquisition to be immediately accretive to its stand-alone financials and anticipates realizing meaningful operating synergies upon the integration of the Microlab business.

B. Riley Securities acted as the financial advisor to RF Industries and DLA Piper LLP (US) acted as legal advisor.

Craig-Hallum acted as the financial advisor to Wireless Telecom Group and Bryan Cave Leighton Paisner LLP acted as legal advisor.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets, including wireless/wireline telecom, data communications and industrial. The Company's products include high-performance components such as RF connectors and adapters, dividers, directional couplers and filters, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut, North Kingstown, Rhode Island and Parsippany, New Jersey. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including opportunities for sales growth, overall margin improvement and revenue growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the Company’s ability to successfully integrate Microlab and realize anticipated synergies, the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

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